EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference into the Registration Statements Form F-3, No. 333-136811, Form F-3, No. 333-147762, Form F-3, No. 333-152738, Form F-3, N°333-169793 and Form F-3, N°333-177224 and related Prospectuses of EDAP TMS S.A. (the “Company”) of our report dated April 26, 2012, with respect to the consolidated financial statements of the Company and its subsidiaries included in the Annual Report (Form 20-F) for the year ended December 31, 2011.

ERNST & YOUNG Audit

Represented by
Nicolas Sabran

April 26, 2012
Lyon, France